                                                                    EXHIBIT 99-4





                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                   FORM 11-K




                                 ANNUAL REPORT



                        Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934




                  For the Fiscal Year Ended December 31, 1993





                            SONOCO PRODUCTS COMPANY




                       ENGRAPH, INC. RETIREMENT PLUS PLAN

                            SONOCO PRODUCTS COMPANY

                              NORTH SECOND STREET

                       HARTSVILLE, SOUTH CAROLINA  29550

                                                                EXHIBIT 99-4

                                C O N T E N T S

                                ---------------

                                                 Pages
                                                 -----
Reports of Independent Accountants                3 -  4


Financial Statements:
   Statements of Net Assets Available
       for Plan Benefits                          5 -  6
   Statements of Changes in Net Assets
       Available for Plan Benefits                7 -  8
   Notes to Financial Statements                  9 - 13


Supplemental Schedules:
   Item 27a - Schedule of Assets Held
       for Investment Purposes                        15
   Item 27d - Schedule of Reportable
       Transactions                                   16



                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------

To the Plan Administrator of the
   Engraph, Inc. Retirement Plus Plan:

We have audited the accompanying statement of net assets available for plan benefits of the Engraph, Inc. Retirement Plus Plan (the "Plan") as of December 31, 1993, and the related statement of changes in net assets available for plan benefits for the year then ended. These financial statements are the responsibility of the plan sponsor. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Engraph, Inc. Retirement Plus Plan for the year ended December 31, 1992, were audited by other auditors, whose report dated June 28, 1993, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Engraph, Inc. Retirement Plus Plan as of December 31, 1993, and the changes in net assets available for plan benefits for the year then ended in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions as of and for the year ended December 31, 1993 are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                 /s/ Coopers and Lybrand
                                                 -----------------------
                                                 Coopers & Lybrand

Charlotte, North Carolina
March 11, 1994

                            ARTHUR ANDERSEN & CO.



                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Plan Administrator of the
Engraph, Inc. Retirement Plus Plan:

We have audited the accompanying statement of net assets available for benefits of the ENGRAPH, INC. RETIREMENT PLUS PLAN as of December 31, 1992 and the related statements of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the plan sponsor. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Engraph, Inc. Retirement Plus Plan as of December 31, 1992 and the changes in its net assets available for benefits for the year then ended in conformity with generally accepted accounting principles.




                                          /s/ Arthur Andersen & Co.
                                          -------------------------
                                              Arthur Andersen & Co.

Atlanta, Georgia
June 28, 1993

                                                                   Exhibit 99-4


                                                 ENGRAPH INC. RETIREMENT PLUS PLAN
                                       STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                    December 31, 1993 and 1992
                                                    --------------------------


                                                       Company Stock Fund        Money Market Fund           Equity Fund
                                                       ------------------        -----------------        ----------------
                                                        1993         1992        1993         1992        1993        1992
                                                        ----         ----        ----         ----        ----        ----
Assets:
  Investments, at current value:
    Sonoco Products Company common stock (Note 1)   $13,750,000   $            $           $           $            $
    Engraph, Inc. common stock (Note 1)                            11,600,959
    Equity fund                                                                                         8,026,351    3,420,320
    Investment contract fund
    Short-term investment fund                          389,638       284,644   2,137,418   2,560,504                   41,447
    Employee loans receivable
                                                    -----------   -----------  ----------  ----------  ----------   ----------
                                                     14,139,638    11,885,603   2,137,418   2,560,504   8,026,351    3,461,767
                                                    -----------   -----------  ----------  ----------  ----------   ----------
  Other assets:
    Contributions receivable, Company                   853,365       529,921     106,321     171,512     344,904      205,287
    Contributions receivable, employee                   61,374        38,917       6,508      20,891      18,085       21,965
    Other employer contributions receivable               2,504         3,774          82       1,567         384          123
    Accrued income                                       18,329           627       6,443       8,392
                                                    -----------   -----------  ----------  ----------  ----------   ----------
                                                        935,572       573,239     119,354     202,362     363,373      227,375
                                                    -----------   -----------  ----------  ----------  ----------   ----------
          Total assets                               15,075,210    12,458,842   2,256,772   2,762,866   8,389,724    3,689,142
                                                    -----------   -----------  ----------  ----------  ----------   ----------
Liabilities:
  Accounts payable                                       16,518         2,187       3,247       3,101      15,427        7,690
  Accrued forfeitures                                    14,412         6,214       3,575         654       9,275        1,761
                                                    -----------   -----------  ----------  ----------  ----------   ----------
          Total liabilities                              30,930         8,401       6,822       3,755      24,702        9,451
                                                    -----------   -----------  ----------  ----------  ----------   ----------
Net assets available for plan benefits              $15,044,280   $12,450,441  $2,249,950  $2,759,111  $8,365,022   $3,679,691
                                                    ===========   ===========  ==========  ==========  ==========   ==========

                                                            Investment
                                                           Contract Fund
                                                         ----------------
                                                        1993         1992
                                                        ----         ----
Assets:
  Investments, at current value:
    Sonoco Products Company common stock (Note 1)    $            $
    Engraph, Inc. common stock (Note 1)
    Equity fund
    Investment contract fund                          8,686,061    5,932,325
    Short-term investment fund                                        51,170
    Employee loans receivable
                                                     ----------   ----------
                                                      8,686,061    5,983,495
                                                     ----------   ----------
  Other assets:
    Contributions receivable, Company                   331,488      320,500
    Contributions receivable, employee                    6,835       31,315
    Other employer contributions receivable              23,289       24,780
    Accrued income
                                                     ----------   ----------
                                                        361,612      376,595
                                                     ----------   ----------
          Total assets                                9,047,673    6,360,090
                                                     ----------   ----------
Liabilities:
  Accounts payable                                        7,448        5,594
  Accrued forfeitures                                    20,012
                                                     ----------   ----------
          Total liabilities                              27,460        5,594
                                                     ----------   ----------
Net assets available for plan benefits               $9,020,213   $6,354,496
                                                     ==========   ==========


                                                ENGRAPH, INC. RETIREMENT PLUS PLAN
                                  STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, Continued

                                                              -------



                                                              Loan Fund              PPFC Fund                   Total
                                                          ----------------       ----------------         ------------------
                                                          1993        1992       1993        1992         1993          1992
                                                          ----        ----       ----        ----         ----          ----

Assets:
  Investments, at current value:
    Sonoco Products Company common stock (Note 1)      $           $         $            $           $13,750,000  $
    Engraph, Inc. common stock (Note 1)                                                                             11,600,959
    Equity fund                                                                                         8,026,351    3,420,320
    Investment contract fund                                                                            8,686,061    5,932,325
    Short-term investment fund                                                             1,527,122    2,527,056    4,464,887
    Employee loans receivable                           1,142,838   936,532                             1,142,838      936,532
                                                       ----------  --------               ----------  -----------   ----------
                                                        1,142,838   936,532                1,527,122   34,132,306   26,355,023
                                                                                          ----------  -----------  -----------
  Other assets:
    Contributions receivable, Company                                                                   1,636,078    1,227,220
    Contributions receivable, employee                                                                     92,802      113,088
    Other employer contributions receivable                                                                26,259       30,244
    Accrued income                                                                             4,943       24,772       13,962
                                                                                          ----------  -----------  -----------
                                                                                               4,943    1,779,911    1,384,514
                                                       ----------  --------               ----------  -----------  -----------
          Total assets                                  1,142,838   936,532                1,532,065   35,912,217   27,739,537
                                                                                          ----------  -----------  -----------
Liabilities:
  Accounts payable                                                                             1,491       42,640       20,063
  Accrued forfeitures                                                                                      47,274        8,629
                                                                                          ----------  -----------  -----------
          Total liabilities                                                                    1,491       89,914       28,692
                                                       ----------  --------  ----------   ----------  -----------  -----------
Net assets available for plan benefits                 $1,142,838  $936,532  $   -0-      $1,530,574  $35,822,303  $27,710,845
                                                       ==========  ========  ==========   ==========  ===========  ===========

The accompanying notes are an integral part of the financial statements.

                                                ENGRAPH, INC. RETIREMENT PLUS PLAN
                                  STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                          for the years ended December 31, 1993 and 1992

                                                ----------------------------------
                                                   Company Stock Fund           Money Market Fund            Equity Fund
                                                   ------------------           -----------------         -----------------
                                                   1993          1992          1993          1992         1993         1992
                                                   ----          ----          ----          ----         ----         ----
Investment income:
  Net appreciation (depreciation)              $ 4,379,180    $ 2,695,568   $            $            $  608,862    $  324,985
  Dividends                                         94,844        113,498
  Interest                                         100,668         10,568      101,437      103,537       93,947           742
  Interest on loans                                 36,296         36,345        9,795       12,035       11,234        14,559
                                               -----------    -----------   ----------   ----------   ----------    ----------
                                                 4,610,988      2,855,979      111,232      115,572      714,043       340,286
Fees and other expenses                            (26,780)        (7,283)     (14,366)     (12,249)     (50,955)      (29,655)
                                               -----------    -----------   ----------   ----------   ----------    ----------
        Net investment income                    4,584,208      2,848,696       96,866      103,323      663,088       310,631
                                               -----------    -----------   ----------   ----------   ----------    ----------
Contributions:
  Employee                                         866,174        647,168      241,637      286,542      415,588       310,441
  Company Match                                    608,754        476,684
  Company Basic                                    707,640        444,568      106,321      188,578      344,904       214,835
  Other employer contributions and transfers         2,504          7,414           82        1,568          384         1,798
  Rollover                                          15,513         36,388                    31,501       17,453        40,546
                                               -----------    -----------   ----------   ----------   ----------    ----------
                                                 2,200,585      1,612,222      348,040      508,189      778,329       567,620
                                               -----------    -----------   ----------   ----------   ----------    ----------
Participant withdrawals, at market value          (607,572)      (526,308)    (238,814)    (203,003)    (226,371)     (208,625)
                                               -----------    -----------   ----------   ----------   ----------    ----------
Forfeitures                                        (43,690)       (34,234)      (9,291)     (14,970)     (25,739)      (16,980)
                                               -----------    -----------   ----------   ----------   ----------    ----------
Interfund transfers, net                        (3,539,692)      (151,012)    (705,962)    (160,615)   3,496,024       252,258
                                               -----------    -----------   ----------   ----------   ----------    ----------
        Increase (decrease) in net assets
          available for plan benefits            2,593,839      3,749,364     (509,161)     232,924    4,685,331       904,904

Net assets available for plan benefits at
  beginning of year                             12,450,441      8,701,077    2,759,111    2,526,187    3,679,691     2,774,787
                                               -----------    -----------   ----------   ----------   ----------    ----------
Net assets available for plan benefits at
  end of year                                  $15,044,280    $12,450,441   $2,249,950   $2,759,111   $8,365,022    $3,679,691
                                               ===========    ===========   ==========   ==========   ==========    ==========
                                                        Investment
                                                      Contract Fund
                                                    -----------------
                                                   1993          1992
                                                   ----          ----
Investment income:
  Net appreciation (depreciation)               $  319,288   $  391,705
  Dividends
  Interest                                         103,264        1,692
  Interest on loans                                 17,865       19,291
                                                ----------   ----------
                                                   440,417      412,688
Fees and other expenses                            (28,114)     (25,521)
                                                ----------   ----------
        Net investment income                      412,303      387,167
                                                ----------   ----------
Contributions:
  Employee                                         452,444      480,852
  Company Match
  Company Basic                                    331,488      340,272
  Other employer contributions and transfers        23,289       24,780
  Rollover                                           1,323       31,542
                                                ----------   ----------
                                                   808,544      877,446
                                                ----------   ----------
Participant withdrawals, at market value          (556,858)    (334,805)
                                                ----------   ----------
Forfeitures                                        (45,681)     (15,750)
                                                 ---------   ----------
Interfund transfers, net                         2,047,409       14,842
                                                ----------   ----------
        Increase (decrease) in net assets
          available for plan benefits            2,665,717      928,900

Net assets available for plan benefits at
  beginning of year                              6,354,496    5,425,596
                                                ----------   ----------
Net assets available for plan benefits at
  end of year                                   $9,020,213   $6,354,496
                                                ==========   ==========

                       ENGRAPH, INC. RETIREMENT PLUS PLAN
   STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, Continued

                                   ---------



                                                         Loan Fund                   PPFC Fund                     Total
                                                   --------------------         ------------------           -----------------
                                                   1993            1992         1993          1992           1993         1992
                                                   ----            ----         ----          ----           ----         ----
Investment income:
  Net appreciation (depreciation)                  $              $           $              $   51,896   $ 5,307,330   $3,464,154
  Dividends                                                                                       6,833        94,844      120,331
  Interest                                                                            160        31,777       399,476      148,316
  Interest on loans                                                                               1,811        75,190       84,041
                                                                              -----------    ----------    ----------  -----------
                                                                                      160        92,317     5,876,840    3,816,842
Fees and other expenses                                                             1,491        (4,499)     (118,724)     (79,207)
                                                                              -----------    ----------    ----------  -----------
           Net investment income                                                    1,651        87,818     5,758,116    3,737,635
                                                                              -----------    ----------    ----------  -----------
Contributions:
  Employee                                                                                                  1,975,843    1,725,003
  Company Match                                                                                               608,754      476,684
  Company Basic                                                                                     787     1,490,353    1,189,040
  Other employer contributions and transfers                                                                   26,259       35,560
  Rollover                                                                                                     34,289      139,977
                                                                                             ----------   -----------  -----------
                                                                                                    787     4,135,498    3,566,264
                                                                                             ----------   -----------  -----------
Participant withdrawals, at market value                                          (28,140)      (90,964)   (1,657,755)  (1,363,705)
                                                                                             ----------   -----------  -----------
Forfeitures                                                                                      (1,892)     (124,401)     (83,826)
                                                                              -----------    ----------
Interfund transfers, net                              206,306        20,647    (1,504,085)       23,880
                                                   ----------     ---------   -----------    ----------   -----------  -----------
           Increase (decrease) in net assets
              available for plan benefits             206,306        20,647    (1,530,574)       19,629     8,111,458    5,856,368
Net assets available for plan benefits at
   beginning of year                                  936,532       915,885     1,530,574     1,510,945    27,710,845   21,854,477
                                                   ----------     ---------   -----------    ----------   -----------  -----------
Net assets available for plan benefits
   at end of year                                  $1,142,838     $ 936,532   $     -0-      $1,530,574   $35,822,303  $27,710,845
                                                   ==========     =========   ===========    ==========   ===========  ===========


   The accompanying notes are an integral part of the financial statements.

                      ENGRAPH, INC., RETIREMENT PLUS PLAN
                         NOTES TO FINANCIAL STATEMENTS

                                   --------

1.       Description of the Plan:

         The Engraph, Inc. Retirement Plus Plan (the "Plan") is a contributory defined contribution plan. All employees of Engraph, Inc. (the "Employer" and plan sponsor) who have completed one year of service are eligible to participate in the Plan except those employees of any identifiable division of the Employer whom the chief executive officer of the Employer has not declared eligible for participation. Participants may make pretax and after tax contributions, as allowed by Section 401(k) of the Internal Revenue code, of 1% to 6% of their annual wages and salaries. The Employer provides matching contributions based on a percentage of the Employee's pretax contribution that varies with the Employer's return on equity. The Employer further provides a Company Basic contribution for all eligible participants based on a percentage of annual compensation. Employer contributions to each participant's Company Match account and Company Basic contribution account are discretionary. The Plan is subject to the provisions of the Employee Retirement Security Act of 1974.

         In October 1993, Sonoco Products Company (the "Parent") acquired Engraph, Inc. following the successful conclusion of a cash tender offer and merger transaction. The Plan's trustee tendered all shares of Engraph, Inc. common stock included in the Plan to Sonoco Products Company. Each member was permitted to direct the Plan administrator to transfer the proceeds among one or more individual funds.

         Employer contributions to each participant's Company Match account are based on a sliding scale of 30% to 100% of each employee's pretax contributions based on the Employer's return on equity during the preceding year. At a 12% or lower return on equity, the Employer's contributions are 30% of the employee's pretax contributions, increasing to a maximum 100% Employer contribution at a 20% return on equity.

         Employer contributions to the Company Match account are invested in the Company stock fund. Dividends paid by the Parent on shares of Sonoco Products Company common stock are reinvested in Sonoco Products Company common stock. Prior to the acquisition of Engraph, Inc. by Sonoco Products Company, a similar dividend reinvestment policy was in effect for Engraph, Inc. common stock.

                                                                  Exhibit 99-4

                     ENGRAPH, INC., RETIREMENT PLUS PLAN
                   NOTES TO FINANCIAL STATEMENTS, Continued

                                   --------


1.       Description of the Plan, continued:

         The Plan is comprised of five separate investment funds plus a loan fund. The Company Stock Fund invests in Sonoco Products Company common stock. Prior to October 1993, the Company Stock Fund invested in Engraph, Inc. common stock. The Money Market Fund invests in such investments as savings certificates, certificates of deposit, and money market funds so as to conserve capital and earn dependable investment income consistent with short- to intermediate-term securities. The Equity Fund invests in publicly traded common stocks and similar equity securities of other companies so as to provide capital appreciation and earn investment income. The Investment Contract Fund invests in investment contracts issued by one or more insurance companies or other financial institutions that provide a fixed rate of return. At age 55, the participants' accounts, with the exception of the Company Match account, are automatically invested in the Investment Contract Fund unless the participant makes a timely written election to the plan administrator to change the investment of his accounts. Participants may borrow from the funds subject to provisions of the Plan, and such amounts are reflected in the Loan Fund. The PPFC Fund was established to hold the Engraph, Inc. common stock allocated to participants employed by a division sold in 1991 during the period of time in which it was being liquidated. On
         January 1, 1993, all such common stock had been liquidated into short-term investment funds and was reallocated to the other investment funds in accordance with participants' directions (see Note 5). Participants may elect to contribute to and transfer the investments in their participants' accounts to any combination of the Company
         Stock Fund, the Money Market Fund, the Equity Fund, and the Investment Contract Fund but are restricted in the frequency of such elections.
         As of December 31, 1993 and 1992, the number of participants with investments in the six separate funds was as follows:


                    Company        Money                   Investment
                     Stock        Market       Equity       Contract       Loan         PPFC
                     Fund          Fund         Fund          Fund         Fund         Fund       Total
                    -------       ------       ------      ----------      ----         ----       -----
         1993        1,159         453          761           945           371           --       1,862
         1992        1,174         595          548           843           354          155       1,682


         Participants are fully vested at all times to the extent of their employee contributions and related Company Match contributions and income earned thereon. Participants become fully vested in their rights to Company Basic contributions upon completion of five years of vested service.

                     ENGRAPH, INC., RETIREMENT PLUS PLAN
                   NOTES TO FINANCIAL STATEMENTS, Continued

                                   --------

1.       Description of the Plan, continued:

         Upon retirement, participants may elect to receive payment of amounts in their participant equity account in a lump sum, in equal monthly installments over five to fifteen years, or in any combination thereof.

         Participants may borrow against their account balances. The minimum amount of any loan is $1,000 and the maximum is $50,000 or 50% of a participant's total vested balance, whichever is less. Principal and interest is due not less than quarterly over no more than four years for a personal loan. Interest is determined based on the prime rate plus 1%.

         The Employer expects to continue the Plan indefinitely. However, should the Plan be terminated, the plan equity at the termination date would be distributed to participants based on amounts which have been allocated to their participants' accounts. As of December 31, 1993 and 1992, approximately $665,000 and $346,000, respectively, were allocated to accounts of persons who have withdrawn from participation in the Plan.

         Participants should refer to the Plan documents and amendments for a more complete description of the Plan.


2.       Summary of Significant Accounting Policies:

         BASIS OF ACCOUNTING - The accompanying financial statements have been prepared in accordance with generally accepted accounting principles.

         CONTRIBUTIONS - Employee contributions are accrued and reflected as receivables in the period in which amounts for such contributions are withheld as payroll deductions. Employer contributions to the Company Match account are accrued based upon employee pretax contributions in accordance with the Plan and are reflected as receivables until such contributions in cash or in shares of Sonoco Products Company (Engraph, Inc. common stock prior to October 1993) are received. Employer contributions to the Company Match account were made at 34% and 30% of employee pretax contributions in 1993 and 1992, respectively, and will be made at 50% of employee pretax contributions in 1994. Employer contributions to the Company Basic contribution account are accrued based on eligible compensation in accordance with the Plan and are reflected as receivables until such contributions are received. Effective January 1, 1993 participants at Screen Graphics, Inc. (an Employer subsidiary) were granted eligibility to receive Employer contributions to the Company Basic contribution account.

         INVESTMENTS - Investments are stated at current value, as determined by Frank Russell Trust Company, the "Trustee" of the Plan, based on quoted market prices.

                     ENGRAPH, INC., RETIREMENT PLUS PLAN
                   NOTES TO FINANCIAL STATEMENTS, Continued

                                   --------

2.       Summary of Significant Accounting Policies, continued:

         The Plan presents in the statement of changes in net assets available for plan benefits the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

         Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned.

         ADMINISTRATIVE EXPENSES - All recordkeeping expenses for the administration of the Plan are paid by the Employer. All trust and custodial expenses and investment management fees are paid by the Plan.


3.       Investments:

         A summary of the Plan's investments by account type as of December 31 is as follows:

                                                                           1993
                                                   ---------------------------------------------------
                                                    Shares or                                  Market
                                                     Units               Cost                   Value
                                                   ----------            ----                   ------
         Sonoco Products Company
           common stock                              625,000           $13,721,875           $13,750,000
         Equity fund                                 650,748             6,567,345             8,026,351
         Investment contract fund                    565,981             7,425,574             8,686,061
         Short-term investment fund,
            money market                           2,527,056             2,527,056             2,527,056
         Employee loans receivable                 1,142,838                -0-                1,142,838
                                                                       -----------           -----------
                                                                       $30,241,850           $34,132,306
                                                                       ===========           ===========

                      ENGRAPH, INC., RETIREMENT PLUS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                    --------


3.       Investments, continued:

                                                                    1992
                                             -----------------------------------------------------
                                             Shares or                                   Market
                                               Units                 Cost                 Value
                                             ---------               ----                 ------
         Engraph, Inc. common stock          1,008,779           $ 6,304,984           $11,600,959
         Equity fund                             7,917             2,595,472             3,420,320
         Investment contract fund               40,756             4,974,933             5,932,325
         Short-term investment
               fund, money market            4,464,887             4,464,887             4,464,887
         Employee loans receivable             936,532                -0-                  936,532
                                                                 -----------           -----------
                                                                 $18,340,276           $26,355,023
                                                                 ===========           ===========

4.       Tax Status:

         The plan administrator has received a favorable determination letter from the Internal Revenue Service stating that the Plan, as amended and restated effective April 29, 1992, is in compliance with Section 401 of the Internal Revenue Code. Accordingly, no provision for federal income taxes has been made in the accompanying financial statements, and in the opinion of the Employer, none is required.

         Employee pretax contributions from payroll deductions, employer contributions, and investment income from the Plan are not taxable to the participants until withdrawals are made.


5.       Plan Amendments:

         The Plan was amended effective October 1, 1991 to provide a separate fund, the PPFC Fund. The PPFC Fund held the Engraph, Inc. common stock for participants employed by the Package Products Flexible division sold in 1991. The PPFC Fund enabled the Trustee to liquidate the stock in an orderly manner. On January 1, 1993, the liquidated funds were reallocated to other investment funds in accordance with participants' directions. The accrued plan balances of the Package Products Flexible employees will be maintained in the Plan until such time as the acquiring company receives a favorable determination letter for its defined contribution plan from the Internal Revenue Service. Once the favorable determination is received, a trust-to-trust transfer of assets will take place for the Package Products Flexible participants.

         The Plan was amended effective November 18, 1993 to provide that any matching contributions made for the quarter ending December 31, 1993 and subsequent matching contributions, be invested in shares of Sonoco Products Company common stock.

                            SUPPLEMENTAL SCHEDULES

                       ENGRAPH, INC. RETIREMENT PLUS PLAN
           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                      for the year ended December 31, 1993

                                    --------


                   Employer Identification Number 56-0481457
                                Plan Number 003


                                     Shares or                                     Market
                                       Units                 Cost                  Value
                                     ---------               ----                  ------
Sonoco Products Company
   common stock                        625,000           $13,721,875           $13,750,000
Equity fund                            650,748             6,567,345             8,026,351
Investment contract fund               565,981             7,425,574             8,686,061
Short-term investment fund,
   money market                      2,527,056             2,527,056             2,527,056
Employee loans receivable            1,142,838               -0-                 1,142,838
                                                         -----------           -----------
                                                         $30,241,850           $34,132,306
                                                         ===========           ===========


                                                                   Exhibit 99-4
                      ENGRAPH, INC. RETIREMENT PLUS PLAN
                ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                     for the year ended December 31, 1993

                              -------------------

                   Employer Identification Number 56-0481457
                                Plan Number 003


Represents a transaction or a series of transactions of securities of the same issue or by the same broker in excess of 5% of the current value of plan assets as of the beginning of the year.

                                          Purchases and
                                         Other Additions                                  Sales and Other Reductions
                                   ---------------------------          ----------------------------------------------------------
                                     Number of                            Number of                                       Realized
                                   Transactions      Amount             Transactions     Proceeds            Cost           Gain
                                   ------------      ------             ------------     --------            -----        --------
Sonoco Products Company common
         stock                          2          $13,721,875                         $                  $              $
Engraph, Inc. common stock             16            1,007,777                 1         16,837,167         7,229,502      9,607,665
Common trust fund, short-term
         investments                  141           23,972,778               112         24,775,117        24,775,117
Common trust fund, equity              21            3,754,271                12            295,205           226,516         68,689
Common trust fund, investment
         contracts                     22            2,453,354                13            760,595           642,426        118,169